EXHIBIT 99.1

February 21, 2012

AMC Entertainment Inc. Announces Amendment to its Senior Secured Credit Facilities, Early Results as of Early Tender Date of Tender Offer and Early Acceptance of a Portion of the Tendered Notes and Passing of Withdrawal Deadline

Kansas City, Missouri (February 21, 2012) – Pursuant to the previously announced tender offer (the “Tender Offer") of AMC Entertainment Inc. ("AMC" or the "Company") for up to $160 million aggregate principal amount of its outstanding $300 million 8% Senior Subordinated Notes due 2014 (the "Notes"), the Company announced today that it received tenders from the holders of $108,955,000, or approximately 36.32%, of the Notes by February 21, at 5:00 p.m. New York City time (the "early tender date"). The terms of the Tender Offer are detailed in AMC's Offer to Purchase, dated February 7, 2012 (the “Offer to Purchase”).

The Company also announced that it has obtained, on terms and conditions satisfactory to the Company, the requisite lender consents to the previously announced amendment (the “Bank Amendment”) to the Company’s senior secured credit facilities, pursuant to which the Company will borrow term loans (the “New Term Loans”) and will use the proceeds thereof, together with cash on hand, to fund the Tender Offer (and, if applicable, the subsequent redemption of up to $51,045,000 aggregate principal amount of the Notes) and to repay existing term loans due in 2013.  The New Term Loans will be issued under the credit agreement that governs the senior secured credit facilities and have an aggregate principal amount of up to $300 million maturing in 2018, with an amortization of 1% per annum and the remaining principal payable upon maturity. The New Term Loans rank senior in right of payment to the Notes that remain outstanding after the consummation of the Tender Offer. The Bank Amendment and the Tender Offer lower the interest rates paid by the Company for its debt instruments, extend their near term maturities and ensure that the Company’s debt remains pre-payable.

The previously announced withdrawal deadline for the Tender Offer of 5:00 p.m., New York City time, on February 21, 2012, has passed and tendered Notes can no longer be withdrawn. The Tender Offer will expire at 11:59 p.m., New York City time, on March 6, 2012, unless the Tender Offer is extended or earlier terminated (the "expiration date").

Under the terms of the Tender Offer, holders of the Notes who validly tendered and did not withdraw their Notes prior to 5:00 p.m., New York City time, on February 21, 2012, and whose notes are accepted for purchase, will receive the "total consideration," which is equal to (i) $972.50 per $1,000.00 in principal amount of Notes validly tendered (the "tender consideration") plus (ii) $30.00 per $1,000.00 in principal amount of the Notes validly tendered (the "early tender premium").  Holders of the Notes who validly tender their Notes after the early tender date but on or before the expiration date, and whose notes are accepted for purchase, will receive only the tender consideration.

Title of Security	CUSIP Number	Principal Amount Outstanding	Maximum Tender Amount	Tender Offer Consideration (1)	Early Tender Premium (1)	Total Consideration (1)(2)
8% Senior Subordinated Notes due 2014	001669AQ3	$300,000,000	$160,000,000	$972.50	$30.00	$1,002.50

_________________

(1)	Per $1,000.00 principal amount of Notes validly tendered and accepted for purchase.

(2)	Inclusive of early tender premium

The Company plans to accept for purchase on February 22, 2012 (the “early settlement date”) $58,063,000 aggregate principal amount, or approximately 53.33%, of Notes tendered at or prior to the early tender date, subject to all conditions to the Tender Offer having been satisfied or waived by the Company.  In addition, holders whose Notes are purchased in the Tender Offer will also be paid accrued and unpaid interest from the most recent interest payment date on the Notes to, but not including, the applicable settlement date.

Only up to $160 million aggregate principal amount of the Notes will be purchased by the Company. If Notes with a greater aggregate principal amount are validly tendered and not withdrawn, the Company will purchase a prorated portion of such Notes under the terms of the Tender Offer such that the aggregate principal amount of Notes purchased is $160 million. In the event that less than $160 million of Notes are validly tendered and accepted for purchase in the Tender Offer, the Company intends to redeem an amount of Notes at a price of $1,000 per $1,000 principal amount of Notes on the earliest possible day following the final settlement date for the Tender Offer such that an aggregate of $160 million of Notes will be retired through the Tender Offer and the redemption. The final settlement date is expected to occur on the first business day following the expiration date, subject to all conditions to the Tender Offer having been satisfied or waived by the Company.

Full details of the terms and conditions of the Tender Offer are included in the Company's Offer to Purchase.

This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Requests for documents relating to the Tender Offer may be directed to Global Bondholder Services Corp., the Information Agent, at (866) 470-4500 or (212) 430-3774.  Citigroup will act as Dealer Manager for the Tender Offer. Questions regarding the Tender Offer may be directed to Citigroup at (800) 558-3745 and (212) 723-6106 (collect).

Forward Looking Statements

In addition to historical information, the documents relating to the Tender Offer contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” The words “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: national, regional and local economic conditions that may affect the markets in which we or our joint venture investees operate; the levels of expenditures on entertainment in general and movie theatres in particular; increased competition within movie exhibition or other competitive entertainment mediums; technological changes and innovations, including alternative methods for delivering movies to consumers; the popularity of major film releases; shifts in population and other demographics; our ability to renew expiring contracts at favorable rates, or to replace them with new contracts that are comparably favorable to us; our need for, and ability to obtain, additional funding for acquisitions and operations; risks and uncertainties relating to our significant indebtedness; fluctuations in operating costs; capital expenditure requirements; changes in interest rates; and changes in accounting principles, policies or guidelines. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. For further information about these and other risks and uncertainties, see Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and the information contained in the documents relating to the Tender Offer. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included herein are made only as of the date of the Tender Offer, and we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ABOUT AMC THEATRES
AMC Entertainment Inc. delivers distinctive and affordable movie-going experiences in 347 theatres with 5,048 screens primarily in the United States and Canada. The company operates 24 of the 50 highest grossing theatres in the country, including the top three. AMC has propelled industry innovation and continues today by delivering premium sight and sound, enhanced food and beverage and diverse content. www.AMCTheatres.com.

MEDIA CONTACT
Ryan Noonan, (816) 480-4724
rnoonan@amctheatres.com